    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 27, 1999

 REGISTRATION NO. 333-          AND POST-EFFECTIVE AMENDMENT TO REGISTRATION NO.
                                                                       333-42713
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-3

           REGISTRATION STATEMENT AND POST-EFFECTIVE AMENDMENT NO. 2
                        UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                           EL PASO ENERGY CORPORATION
                        EL PASO ENERGY CAPITAL TRUST II
                        EL PASO ENERGY CAPITAL TRUST III
             (Exact name of registrant as specified in its charter)

                     DELAWARE
                     DELAWARE                                           76-0568816
                     DELAWARE                                           76-6133071
 (State or other jurisdiction of incorporation or                       76-6133072
                   organization)                           (I.R.S. Employer Identification No.)
                                                                  BRITTON WHITE JR., ESQ.
                                                               EXECUTIVE VICE PRESIDENT AND
            EL PASO ENERGY CORPORATION                                GENERAL COUNSEL
              EL PASO ENERGY BUILDING                           EL PASO ENERGY CORPORATION
               1001 LOUISIANA STREET                              EL PASO ENERGY BUILDING
               HOUSTON, TEXAS 77002                                1001 LOUISIANA STREET
                  (713) 420-2131                                   HOUSTON, TEXAS 77002
(Address, including zip code, and telephone number,                   (713) 420-2131
                     including                       (Name, address, including zip code, and telephone
  area code, of registrant's principal executive                          number,
                     offices)                           including area code, of agent for service)

                             ---------------------
                                   Copies to:

                               G. MICHAEL O'LEARY
                             ANDREWS & KURTH L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined in light of market conditions and other factors.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
                                                                 PROPOSED MAXIMUM
                    TITLE OF EACH CLASS                         AGGREGATE OFFERING           AMOUNT OF
               OF SECURITIES TO BE REGISTERED                      PRICE(1)(2)            REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
Senior Debt Securities of El Paso Energy(3).................
--------------------------------------------------------------------------------------------------------------
Subordinated Debt Securities of El Paso Energy(3)...........
--------------------------------------------------------------------------------------------------------------
Preferred Stock of El Paso Energy(4)........................
--------------------------------------------------------------------------------------------------------------
Common Stock of El Paso Energy(5)(6)........................
--------------------------------------------------------------------------------------------------------------
Trust Preferred Securities of El Paso Energy Capital Trust
  II and El Paso Energy Capital Trust III(7)................
--------------------------------------------------------------------------------------------------------------
Guarantees by El Paso Energy of Trust Preferred
  Securities(8).............................................
--------------------------------------------------------------------------------------------------------------
Total(9)....................................................       $900,000,000               $232,130
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

                                              (Footnotes continued on next page)

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(Continued from previous page)

(1) The proposed maximum offering price per unit will be determined from time to time by the registrants in connection with the issuance by the registrants of the securities registered hereunder.

(2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(3) Subject to note 9 below, an indeterminate principal amount of Debt Securities or Subordinated Debt Securities of El Paso Energy as may be sold from time to time are being registered hereunder. If any Debt Securities or Subordinated Debt Securities of El Paso Energy are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $900,000,000, less the dollar amount of any securities previously issued hereunder.

(4) Subject to note 9 below, an indeterminate number of shares of Preferred Stock of El Paso Energy as may be sold from time to time are being registered hereunder.

(5) Each share of Common Stock is accompanied by a preferred share purchase right pursuant to the Amended and Restated Shareholder Rights Agreement, dated as of January 20, 1999, between El Paso Energy and BankBoston, N.A., as rights agent.

(6) Subject to note 9 below, an indeterminate number of shares of Common Stock of El Paso Energy as may be sold from time to time are being registered hereunder. Also being registered hereunder are an indeterminate number of shares of Common Stock of El Paso Energy as shall be issuable upon conversion or redemption of the Preferred Stock, the Debt Securities, the Subordinated Debt Securities or the Trust Preferred Securities registered hereby.

(7) Subject to note 9 below, an indeterminate amount and number of Trust Preferred Securities as may be sold from time to time are being registered hereunder.

(8) No separate consideration will be received for the Guarantee of the Trust Preferred Securities. The Guarantee includes the rights of holders of Trust Preferred Securities under the guarantee and certain back-up undertakings, as described in this Registration Statement.

(9) In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $900,000,000. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

                             ---------------------

     Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this registration statement is a combined prospectus relating also to approximately $65 million of securities previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-42713) and not issued, which other registration statement, as amended, previously filed by El Paso Energy Corporation has been declared effective.

     This registration statement constitutes post-effective amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-42713) pursuant to which the total amount of securities previously registered thereunder may be offered as senior debt securities, subordinated debt securities, preferred stock and common stock of El Paso Energy and trust preferred securities of El Paso Energy Capital Trust II and El Paso Energy Capital Trust III without limitation as to class of securities, together with the securities registered hereunder, through the use of the combined prospectus included herein. In the event any such previously registered securities are offered prior to the effective date of this registration statement, they will not be included in any prospectus hereunder.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED AUGUST 27, 1999

PROSPECTUS

                                  $900,000,000

                           EL PASO ENERGY CORPORATION
                             SENIOR DEBT SECURITIES
                          SUBORDINATED DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                             ---------------------

                        EL PASO ENERGY CAPITAL TRUST II
                        EL PASO ENERGY CAPITAL TRUST III

                           TRUST PREFERRED SECURITIES
                   (GUARANTEED BY EL PASO ENERGY CORPORATION)

     El Paso Energy Corporation may offer and sell in one or more offerings:

     - unsecured debt securities consisting of senior notes and debentures and subordinated notes and debentures and/or other unsecured evidences of indebtedness in one or more series;

     - shares of preferred stock, in one or more series, which may be convertible or exchangeable for common stock or debt securities; and

     - shares of common stock.

     El Paso Energy Capital Trust II and El Paso Energy Capital Trust III, each a wholly owned subsidiary of El Paso Energy Corporation, may offer and sell in one or more offerings:

     - trust preferred securities representing undivided beneficial interests in the assets of each trust. As described in this document, we will provide a limited guarantee of the payment by each trust of distributions on the trust preferred securities and the payment upon liquidation and redemption.

     The aggregate initial offering price of the securities that we offer by this prospectus will not exceed $900,000,000. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of our offerings.

     We will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest in any of our securities. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement.

     Our common stock is listed for trading on the New York Stock Exchange under the symbol "EPG."

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                           , 1999

                               TABLE OF CONTENTS

About this Prospectus.......................................    2
Cautionary Statement Regarding Forward-looking Statements...    3
El Paso Energy Corporation..................................    6
The Trusts..................................................    8
Use of Proceeds.............................................    9
Ratio of Earnings to Fixed Charges and Ratio of Earnings to
  Combined Fixed Charges and Preferred and Preference Stock
  Dividend Requirements.....................................    9
Description of the Debt Securities..........................   10
Description of Capital Stock of the Company.................   20
Description of the Trust Preferred Securities...............   23
Description of the Trust Guarantees.........................   24
Relationship among the Trust Preferred Securities, the
  Subordinated Debt Securities and the Guarantees...........   27
Plan of Distribution........................................   29
Where You Can Find More Information.........................
Legal Matters...............................................   30
Experts.....................................................   30

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (SEC) utilizing a "shelf" registration process. Under this shelf process, we may, over the next two years, sell different types of securities described in this prospectus in one or more offerings up to a total offering amount of $900 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

     In this prospectus references to "El Paso Energy," "we," "us" and "our" mean El Paso Energy Corporation, and references to an "EPE Trust" or a "trust" mean El Paso Energy Capital Trust I and El Paso Energy Capital Trust II.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     We have made statements in this prospectus, the accompanying prospectus supplement and in documents that are incorporated by reference into this document that constitute forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of our operations. These statements may relate to, but are not limited to, information or assumptions about earnings per share, capital and other expenditures, dividends, financing plans, capital structure, cash flow, pending legal proceedings and claims, including environmental matters, future economic performance, operating income, cost savings, management's plans, goals and objectives for future operations and growth and markets for our common stock. These forward-looking statements generally are accompanied by words such as "intend," "anticipate," "believe," "estimate," "expect," "should" or similar expressions. You should understand that these forward-looking statements are necessarily estimates reflecting the best judgment of our senior management, not guarantees of future performance. They are subject to a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements.

     Important factors that could cause actual results to differ materially from estimates or projections contained in forward-looking statements include, among others, those risks, uncertainties and factors discussed in our 1998 Annual Report on Form 10-K. Other factors that could cause actual results to differ materially from estimates and projections contained in forward-looking statements are described in the documents that have been incorporated by reference into this document. You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus, or, in the case of documents incorporated by reference, the date of those documents.

     All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We will not release publicly any revisions to these forward-looking statements reflecting events or circumstances after the date of this prospectus or reflecting the occurrence of unanticipated events, unless the securities laws require us to do so.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement with the SEC under the Securities Act of 1933 that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allows us to omit some information included in the registration statement from this prospectus.

     In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

Public Reference Room        New York Regional Office      Chicago Regional Office
Room 1024                    Suite 100                     Citicorp Center
450 Fifth Street, N.W        7 World Trade Center          Suite 1400
Washington, D.C. 20549       New York, New York 10048      500 West Madison Street
                                                           Chicago, Illinois
                                                           60661-2511

     You may also obtain copies of this information by mail from the public reference section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, including El Paso Energy, who file electronically with the SEC. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about each of us at the offices of The New York Stock Exchange, Inc., located at 20 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

     We incorporate by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition. Some of these filings have been amended by later filings, which are also listed.

       SEC FILINGS (FILE NO. 1-14365)                 DESCRIPTION OR PERIOD/AS OF DATE
       ------------------------------                 --------------------------------
Annual Report on Form 10-K                      Year ended December 31, 1998
Quarterly Reports on Form 10-Q                  Quarters ended March 31, 1999, and June 30,
                                                1999
Current Report on Form 8-K, dated March 15,     Discloses the entering into of the merger
  1999                                          agreement between El Paso Energy and Sonat
                                                Inc. and related matters
Current Report on Form 8-K, dated April 23,     Discloses preliminary unaudited pro forma
  1999                                          financial information of El Paso Energy and
                                                Sonat Inc. giving effect to their proposed
                                                merger
Current Report on Form 8-K, dated April 23,     Discloses first quarter operating results of
  1999                                          El Paso Energy
Current Report on Form 8-K/A, dated April 30,   Amends our Current Report on Form 8-K dated
  1999                                          April 23, 1999 disclosing pro forma financial
                                                information, and includes the audited
                                                consolidated financial statements of Sonat
                                                Inc. as of December 31, 1998 and 1997 and for
                                                the years ended December 31, 1998, 1997 and
                                                1996
Current Report on Form 8-K, dated May 10,       Contains exhibits related to our issuance of
  1999                                          $500 million of 6 3/4% senior notes due 2009
Current Report on Form 8-K, dated June 11,      Discloses approval by El Paso Energy's
  1999                                          stockholders of the proposed merger with
                                                Sonat Inc.
Current Report on Form 8-K, dated July 2,       Discloses preliminary unaudited pro forma
  1999                                          condensed financial information of El Paso
                                                Energy and Sonat Inc. giving effect to the
                                                proposed merger, and includes the unaudited
                                                consolidated financial statements of Sonat
                                                Inc. as of March 31, 1999 and for the
                                                quarters ended March 31, 1999 and 1998
Current Report on Form 8-K, dated July 26,      Discloses second quarter and year to date
  1999                                          operating results of El Paso Energy

       SEC FILINGS (FILE NO. 1-14365)                 DESCRIPTION OR PERIOD/AS OF DATE
       ------------------------------                 --------------------------------
Current Report on Form 8-K, dated               Discloses preliminary unaudited pro forma
  August 24, 1999                               condensed financial information of El Paso
                                                Energy and Sonat Inc. giving effect to the
                                                proposed merger, and includes the unaudited
                                                consolidated financial statements of Sonat
                                                Inc. as of June 30,1999 and for the quarters
                                                ended June 30, 1999 and 1998
Registration Statement on Form 8-A, dated       Contains a description of the El Paso Energy
  August 3, 1998                                common stock
Registration Statement on Form 8-A/A dated      Contains a description of the El Paso Energy
  January 29, 1999                              preferred stock purchase rights
Definitive Proxy Statement on Schedule 14A      Definitive proxy statement relating to the
                                                1999 annual meeting of El Paso Energy's
                                                stockholders (filed on March 11, 1999)

     We incorporate by reference additional documents that we may file with the SEC until all of the securities offered by this prospectus have been sold. These documents include periodic reports, including Annual Reports on Form 10- K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this document through us or from the SEC through the SEC's web site at the address provided above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from us at the following address:

                                El Paso Energy Corporation
                                Office of Investor Relations
                                El Paso Energy Building
                                1001 Louisiana Street
                                Houston, Texas 77002
                                Telephone No.: (713) 420-2131

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION THAT DIFFERS FROM, OR ADDS TO, THE INFORMATION IN THIS DOCUMENT OR IN OUR DOCUMENTS THAT ARE PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE DOES GIVE YOU DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

     IF YOU ARE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS DOCUMENT, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE ACTIVITIES, THEN THE OFFER PRESENTED BY THIS DOCUMENT DOES NOT EXTEND TO YOU.

     THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                           EL PASO ENERGY CORPORATION

     Our principal operations include:

     - the interstate and intrastate transportation, gathering, and processing of natural gas;

     - the marketing of natural gas, power, and other energy-related commodities;

     - power generation; and

     - the development and operation of energy infrastructure facilities worldwide.

     We own or have interests in over 28,000 miles of interstate and intrastate pipeline connecting the nation's principal natural gas supply regions to four of the largest consuming regions in the United States, namely the Gulf Coast, California, the Northeast, and the Midwest. Our interstate natural gas transmission operations include one of the nation's largest and only coast-to-coast mainline natural gas transmission systems which is comprised of five interstate pipeline systems: the El Paso Natural Gas pipeline, the Tennessee Gas pipeline, the Midwestern Gas Transmission pipeline, the East Tennessee Natural Gas pipeline, and the Mojave pipeline.

     In addition to interstate transmission services, we provide related services, including natural gas gathering, products extraction, dehydration, purification, compression, and intrastate transmission. These services include gathering of natural gas from more than 10,000 natural gas wells with approximately 11,000 miles of gathering lines, and 23 natural gas processing and treating facilities located in some of the most prolific and active production areas of the United States, including the San Juan and Permian Basins and in east Texas, south Texas, Louisiana, and the Gulf of Mexico. We conduct intrastate transmission operations through our interests in four Texas intrastate systems, which include the Oasis pipeline running from west Texas to Katy, Texas, the Channel pipeline extending from south Texas to the Houston Ship Channel, and the Shoreline and Tomcat gathering systems which gather gas from offshore Texas. We also provide intrastate transportation in north Louisiana through its Gulf States pipeline that runs from the Texas border to Ruston, Louisiana. Our marketing activities include the marketing and trading of natural gas, power, and other energy-related commodities, as well as providing integrated price risk management services associated with these commodities. We also participate in the development and ownership of domestic power generation facilities and other power-related assets and joint ventures.

     Our international activities focus on the development and operation of international energy infrastructure projects and include ownership interests in three major operating natural gas transmission systems in Australia and natural gas transmission systems and power generation facilities currently in operation or under construction in Argentina, Bolivia, Brazil, Chile, the Czech Republic, Hungary, India, Indonesia, Mexico, Pakistan, Peru, the United Kingdom, Bangladesh, the Philippines, and China.

     Our principal executive offices are in the El Paso Energy Building, located at 1001 Louisiana Street, Houston, Texas 77002, and our telephone number at that address is (713) 420-2131.

MERGER WITH SONAT INC.

     On June 10, 1999, El Paso Energy's stockholders approved the second amended and restated agreement and plan of merger with Sonat Inc. pursuant to which, among other things, Sonat will merge with and into El Paso Energy, and El Paso Energy will issue to Sonat stockholders one share of El Paso Energy common stock for each share of Sonat common stock owned by them (approximately 110 million shares), and El Paso Energy's certificate of incorporation will be amended to authorize El Paso Energy to issue up to 750 million shares of common stock and up to 50 million shares of preferred stock. The merger is expected to be completed in late 1999. El Paso Energy and Sonat will complete the merger only if a number of conditions are satisfied or waived including:

     - no law or court order prohibits the transaction;

     - the waiting period under federal antitrust laws applicable to the merger expires or terminates;

     - all other regulatory approvals are received without conditions that would be materially adverse to El Paso Energy's and Sonat's combined businesses, financial condition or results of operations; and

     - attorneys for El Paso Energy and Sonat issue opinions that the merger is expected to be tax free.

     However, we cannot assure you that we will complete the merger even if such conditions are satisfied.

     Sonat Inc. is a diversified energy holding company engaged in domestic oil and natural gas exploration and production, the transmission and storage of natural gas, and natural gas and power marketing. Sonat owns interests in approximately 14,000 miles of natural gas pipelines extending across the southeastern United States from Texas to South Carolina and Florida. Also, Sonat has interests in oil and gas producing properties in Louisiana, Texas, Oklahoma, Arkansas, Alabama, New Mexico and the Gulf of Mexico. As of December 31, 1998, Sonat owned approximately 1.6 trillion cubic feet equivalent of proved reserves.

                                   THE TRUSTS

     Each of El Paso Energy Capital Trust II and El Paso Energy Capital Trust III is a statutory business trust created under Delaware law through the filing of a certificate of trust with the Delaware Secretary of State. Each trust's business is defined in a declaration of trust which we will execute, as sponsor for each of the trusts. We will also be the trustees, as defined below, for each of the trusts. Each declaration will be amended and restated before any trust preferred securities are sold by that trust. Each declaration will also be qualified as an indenture under the Trust Indenture Act of 1939, as amended. Each trust exists for the exclusive purposes of:

     - issuing and selling the trust preferred securities and the trust common securities;

     - investing the gross proceeds from the sale of the trust preferred securities in subordinated debt securities issued by us; and

     - engaging in only those other activities necessary or incidental to these purposes.

     We will, directly or indirectly, in connection with an offering of trust preferred securities by an EPE Trust purchase trust common securities in an aggregate liquidation amount equal to 3% of the total capital of the trust.

     Each trust's business and affairs will be conducted by its trustees. A majority of the trustees of each trust will be administrative trustees and will be persons who are employees or officers of or affiliated with us. One trustee of each trust will be a financial institution that will be unaffiliated with us and that will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act, as described in the applicable prospectus supplement. In addition, unless the property trustees maintain a principal place of business in the State of Delaware, and otherwise meet the requirements of applicable law, one trustee of each trust, the Delaware trustee, will have its principal place of business or reside in the State of Delaware. The administrative trustees and the property trustees, together with the Delaware trustee, are referred to in this document as the "trustees." Each trust's business and affairs will be conducted by the administrative trustees appointed by us, as the direct or indirect holder of all the trust common securities. Except in limited circumstances, we, as the holder of the trust common securities, will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of a trust. The declaration of each trust will govern the duties and obligations of the trustees. We will pay and guarantee all fees and expenses related to the trusts and the offering of trust securities.

     The office of the Delaware Trustee for each EPE Trust in the State of Delaware is 1201 Market Street, Wilmington, Delaware 19801. The principal place of business of each EPE Trust shall be c/o El Paso Energy Corporation, El Paso Energy Building, 1001 Louisiana Street, Houston, Texas 77002, and its telephone number is (713) 420-2131.

                                USE OF PROCEEDS

     We will use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes unless we specify otherwise in an applicable prospectus supplement. We may invest any funds we do not require immediately for general corporate purposes in marketable securities and short-term investments. The trusts will use all proceeds received from the sale of the trust preferred securities to purchase subordinated debt securities from us.

                RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF
                     EARNINGS TO COMBINED FIXED CHARGES AND
              PREFERRED AND PREFERENCE STOCK DIVIDEND REQUIREMENTS

                                                                                        SIX MONTHS
                                                                                           ENDED
                                                     YEAR ENDED DECEMBER 31,             JUNE 30,
                                              -------------------------------------   ---------------
                                              1994    1995    1996    1997    1998    1998     1999
                                              -----   -----   -----   -----   -----   -----   -------
Ratio of Earnings to Fixed Charges and Ratio
  of Earnings to Combined Fixed Charges and
  Preferred and Preference Stock Dividend
  Requirements(1)...........................  2.87x   2.51x   1.59x   2.26x   2.01x   2.08x    1.45x

---------------

(1) The ratio of earnings to combined fixed charges and preferred and preference stock dividend requirements for the periods presented is the same as the ratio of earnings to fixed charges since we have no outstanding preferred stock or preference stock and, therefore, no dividend requirements.

     For the purpose of computing these ratios, earnings means income from continuing operations before:

     - income taxes;

     - interest expense, not including interest on rate refunds;

     - amortization of debt costs;

     - that portion of rental expense which we believe to represent an interest factor; and

     - the actual amount of any preferred stock dividend requirements of majority-owned subsidiaries, as adjusted to reflect actual distributions from equity investments.

     Fixed charges means the sum of the following:

     - interest cost, not including interest on rate refunds;

     - amortization of debt costs;

     - that portion of rental expense which we believe to represent an interest factor; and

     - the pre-tax preferred stock dividend requirements of majority-owned subsidiaries.

                       DESCRIPTION OF THE DEBT SECURITIES

     Any debt securities we offer will be our direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities and will be issued under one or more separate indentures between us and The Chase Manhattan Bank, as indenture trustee. Senior debt securities will be issued under a "senior indenture" and subordinated debt securities will be issued under a "subordinated indenture." Together the senior indenture and the subordinated indenture are called "indentures."

     We have summarized selected provisions of the indentures below. The following description is a summary of the material provisions of the indentures. It does not restate those agreements in their entirety. We urge you to read each of the indentures because each one, and not this description, defines your rights as holders of the debt securities. A senior indenture and a subordinated indenture between us and The Chase Manhattan Bank, as trustee, have been filed as exhibits to the registration statement.

GENERAL

     The debt securities will be our direct, unsecured obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt securities.

     If El Paso Energy Capital Trust II or El Paso Energy Capital Trust III issues trust preferred securities, we will also issue subordinated debt securities to the trust or a trustee of either trust. If the trusts are subsequently dissolved upon the occurrence of the events described in the prospectus supplement relating to the trust preferred securities, the trusts or trustees may distribute these subordinated debt securities ratably to the holders of trust preferred securities.

     A prospectus supplement and a supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offered debt securities. These terms will include some or all of the following:

     - the title and type of the debt securities;

     - the total principal amount of the debt securities and the currency, if other than U.S. dollars, in which such notes are denominated;

     - the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

     - the dates on which the principal of the debt securities will be payable and the terms on which any such maturity date may be extended;

     - the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

     - the form of the subordinated debt securities we will issue to the trusts or a trustee if the trusts issue trust preferred securities;

     - in the case of subordinated debt securities issued to the trusts or trustees, the right to extend payment periods and the duration of that extension;

     - any optional redemption periods;

     - any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

     - any changes to or additional events of defaults or covenants;

     - any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

     - restrictions on the declaration of dividends or requiring the maintenance of any asset ratio or the creation or maintenance of reserves; and

     - any other terms of the debt securities.

     None of the indentures limits the amount of debt securities that may be issued. Each indenture allows debt securities to be issued up to the principal amount that we may authorize and may be in any currency or currency unit we designate.

     Debt securities of a series may be issued in registered, bearer, coupon or global form.

DENOMINATIONS

     The prospectus supplement for each issuance of debt securities will state whether the securities will be issued in registered form of $1,000 each or multiples of $1,000 or bearer form of $5,000 each.

SUBORDINATION

     Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt securities. The subordinated indenture states that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

     - of any insolvency, bankruptcy or similar proceeding involving us or our property, or

     - we fail to pay the principal, interest, any premium or any other amounts on any senior debt when due.

     The subordinated indenture will not limit the amount of senior debt that we may incur.

     Senior debt includes all notes or other unsecured evidences of indebtedness, including guarantees given by us, for money borrowed by us, not expressly subordinate or junior in right of payment to any of our other indebtedness.

CONSOLIDATION, MERGER OR SALE

     Each indenture generally permits a consolidation or merger between us and another corporation. They also permit us to sell all or substantially all of our property and assets. If this occurs, the remaining or acquiring corporation will assume all of our responsibilities and liabilities under the indentures, including the payment of all amounts due on the debt securities and performance of the covenants in the indentures. However, we will consolidate or merge with or into any other corporation or sell all or substantially all of our assets only according to the terms and conditions of the indentures. The remaining or acquiring corporation will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. After that the successor corporation may exercise our rights and powers under any indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board or any of our officers may be done by the board or officers of the successor corporation. If we sell all or substantially all of our assets, we will be released from all our liabilities and obligations under any indenture and under the debt securities.

MODIFICATION OF INDENTURES

     Under each indenture our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent.

EVENTS OF DEFAULT

     "Event of default" when used in an indenture, will mean any of the following:

     - failure to pay the principal of or any premium on any debt security when due;

     - failure to pay interest on any debt security for 30 days;

     - failure to perform any other covenant in the indenture that continues for 60 days after being given written notice;

     - certain events in our bankruptcy, insolvency or reorganization; or

     - any other event of default included in any indenture or supplemental indenture.

     An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders.

     If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration.

     Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

COVENANTS

  General

     Under the indentures, we will:

     - pay the principal of, and interest and any premium on, the debt securities when due;

     - maintain a place of payment;

     - deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indentures; and

     - deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

     The senior indenture provides that we will not, nor will we permit any restricted subsidiary to, create, assume, incur or suffer to exist any lien upon any principal property, whether owned or leased on the date of the senior indenture or thereafter acquired, to secure any of our debt or any other person (other than the senior debt securities issued under the senior indenture), without causing all of the senior debt securities outstanding under the senior indenture to be secured equally and ratably with, or prior to, the new debt so long the new debt is so secured. This restriction does not prohibit us from creating the following:

          (i) any lien upon any of our property or assets or any restricted subsidiary in existence on the date of the senior indenture or created pursuant to an "after-acquired property" clause or similar term in existence on the date of the senior indenture or any mortgage, pledge agreement, security agreement or other similar instrument in existence on the date of the senior indenture;

          (ii) any lien upon any property or assets created at the time of acquisition of such property or assets by or any of our restricted subsidiaries or within one year after such time to secure all or a portion of the purchase price for such property or assets or debt incurred to finance such purchase price, whether such debt was incurred prior to, at the time of or within one year of such acquisition;

          (iii) any lien upon any property or assets existing on the property at the time of the acquisition of the property by us or any of our restricted subsidiaries (whether or not the obligations secured are assumed by us or any of our restricted subsidiaries);

          (iv) any lien upon any property or assets of a person existing on the property at the time that person becomes a restricted subsidiary by acquisition, merger or otherwise;

          (v) the assumption by us or any of our restricted subsidiaries of obligations secured by any lien existing at the time of the acquisition by us or any of our restricted subsidiaries of the property or assets subject to such lien or at the time of the acquisition of the person which owns that property or assets;

          (vi) any lien on property to secure all or part of the cost of construction or improvements on the property or to secure debt incurred prior to, at the time of, or within one year after completion of such construction or making of such improvements, to provide funds for any such purpose;

          (vii) any lien on any oil, gas, mineral and processing and other plant properties to secure the payment of costs, expenses or liabilities incurred under any lease or grant or operating or other similar agreement in connection with or incident to the exploration, development, maintenance or operation of such properties;

          (viii) any lien arising from or in connection with a conveyance by us or any of our restricted subsidiaries of any production payment with respect to oil, gas, natural gas, carbon dioxide, sulphur, helium, coal, metals, minerals, steam, timber or other natural resources;

          (ix) any lien in favor of us or any of our restricted subsidiaries;

          (x) any lien created or assumed by us or any of our restricted subsidiaries in connection with the issuance of debt the interest on which is excludable from gross income of the holder of such debt pursuant to the Internal Revenue Code of 1986, as amended, or any successor statute, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by us or any of our subsidiaries;

          (xi) any lien upon property or assets of any foreign restricted subsidiary to secure debt of that foreign restricted subsidiary;

          (xii) permitted liens (as defined below);

          (xiii) any lien upon any additions, improvements, replacements, repairs, fixtures, appurtenances or component parts thereof attaching to or required to be attached to property or assets pursuant to the terms of any mortgage, pledge agreement, security agreement or other similar instrument, creating a lien upon such property or assets permitted by clauses (i) through (xii), inclusive, above; or

          (xiv) any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refundings or replacements) of any lien, in whole or in part, that is referred to in clauses (i) through (xiii), inclusive, above, or of any debt secured thereby; provided, however, that the principal amount of debt secured shall not exceed the greater of the principal amount of debt so secured at the time of such extension, renewal, refinancing, refunding or replacement and the original principal amount of debt so secured (plus in each case the aggregate amount of premiums, other payments, costs and expenses required to be paid or incurred in connection with such extension, renewal, refinancing, refunding or replacement); provided further, however, that such extension, renewal, refinancing, refunding or replacement shall be limited to all or a part of the property (including improvements, alterations and repairs on such property) subject to the encumbrance so extended, renewed, refinanced, refunded or replaced (plus improvements, alterations and repairs on such property).

     Notwithstanding the foregoing, under the senior indenture, we may, and may permit any restricted subsidiary to, create, assume, incur, or suffer to exist any lien upon any principal property to secure our debt or any person (other than the senior debt securities) that is not excepted by clauses (i) through
(xiv), inclusive, above without securing the senior debt securities issued under the senior indenture, provided that the aggregate principal amount of all debt then outstanding secured by such lien and all similar liens, together with all net sale proceeds from sale-leaseback transactions (excluding sale-leaseback transactions permitted by clauses (i) through (iv), inclusive, of the first paragraph of the restriction on sale-leasebacks covenant described below) does not exceed 15% of consolidated net tangible assets.

     The senior indenture also provides that we will not, nor will we permit any restricted subsidiary to, engage in a sale-leaseback transaction, unless: (i) such sale-leaseback transaction occurs within one year from the date of acquisition of the principal property subject thereto or the date of the completion of construction or commencement of full operations on such principal property, whichever is later; (ii) the sale-leaseback transaction involves a lease for a period, including renewals, of not more than three years; (iii) we or any of our restricted subsidiaries would be entitled to incur debt secured by a lien on the principal property subject thereto in a principal amount equal to or exceeding the net sale proceeds from such sale-leaseback transaction without securing the senior debt securities; or (iv) we or any of our restricted subsidiaries, within a one-year period after such sale-leaseback transaction, applies or causes to be applied an amount not less than the net sale proceeds from such sale-leaseback transaction to (A) the repayment, redemption or retirement of funded debt of us or any such restricted subsidiary, or (B) investment in another principal property.

     Notwithstanding the foregoing, under the senior indenture we may, and may permit any restricted subsidiary to, effect any sale-leaseback transaction that is not excepted by clauses (i) through (iv), inclusive, of the above paragraph, provided that the net sale proceeds from such sale-leaseback transaction, together with the aggregate principal amount of outstanding debt (other than the senior debt securities) secured by liens upon principal properties not excepted by clauses (i) through (xiv), inclusive, of the first paragraph of the limitation on liens covenant described above, do not exceed 15% of the consolidated net tangible assets.

  Subordinated Indenture Covenants

     If we issue subordinated debt securities to an EPE Trust in connection with the issuance of trust securities by the EPE Trust and

     - an event of default under the subordinated indenture has occurred,

     - we are default of our payment obligations under the related trust guarantee or the guarantee of the trust common securities, or

     - we have elected to defer payments of interest on the subordinated debt securities by extending the interest payment period as provided in the subordinated indenture, and the interest payment period, or any extension of it, is continuing, then we will be subject to restrictions regarding the declaration or payment of dividends on, and the making of guarantee payments with respect to, any of our capital stock, and the making of any payment of interest, principal or premium, if any, on, or the repayment, repurchase or redemption of, any debt securities (including guarantees) issued by us which rank the same as or junior to the subordinated debt securities. These restrictions will be more fully described in the prospectus supplement applicable to the particular series of subordinated debt securities issued to a trust.

     In the event we issue subordinated debt securities to an EPE Trust in connection with the EPE Trust's issuance of trust securities, for so long as such those trust securities remain outstanding, we will covenant in the declaration, the guarantees or the supplemental indenture to the subordinated indenture with respect to such EPE Trust:

     - to directly or indirectly maintain 100% ownership of the common securities of the EPE Trust; however, any permitted successor to us under the subordinated indenture may succeed to our ownership of the trust common securities and

     - not to voluntarily terminate, wind-up or liquidate the EPE Trust, except in connection with

          (i) the distribution of subordinated debt securities to the holders of trust securities in liquidation of the trust,

          (ii) the redemption of all of the trust securities of the trust, or

          (iii) certain mergers, consolidations or amalgamations, each as permitted by the declaration of the trust.

We will also covenant to use our commercially reasonable efforts, consistent with the terms and provisions of the declaration of the EPE Trust, to cause the trust to remain classified as a grantor trust and not taxable as a corporation for United States federal income tax purposes.

  Certain Definitions

     The following are definitions of some terms used in the above covenant descriptions:

          "Consolidated net tangible assets" means, at any date of determination, the total amount of assets after deducting (i) all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt), and (ii) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth on our consolidated balance sheet and our consolidated subsidiaries for our most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

          "Debt" means any obligation created or assumed by any person to repay money borrowed and any purchase money obligation created or assumed by such person.

          "Funded debt" means all debt maturing one year or more from the date of the creation thereof, all debt directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

          "Lien" means any mortgage, pledge, security interest, charge, lien or other encumbrance of any kind, whether or not filed, recorded or perfected under applicable law.

          "Permitted liens" means (i) liens upon rights-of-way for pipeline purposes; (ii) any governmental lien, mechanics', materialmen's, carriers' or similar lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined lien which is incidental to construction;
     (iii) the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property; (iv) liens of taxes and assessments which are
     (a) for the then current year, (b) not at the time delinquent, or (C) delinquent but the validity of which is being contested at the time by us or any subsidiary in good faith; (v) liens of, or to secure performance of, leases; (vi) any lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings; (vii) any lien upon property or assets acquired or sold by us or any restricted subsidiary resulting from the exercise of any rights arising out of defaults on receivables; (viii) any lien incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations; (ix) any lien upon any property or assets in accordance with customary banking practice to secure any debt incurred by us or any restricted subsidiary in connection with the exporting of goods to, or between, or the marketing of goods in, or the importing of goods from, foreign countries; or (x) any lien in favor of the U.S. or any state thereof, or any other country, or any political subdivision of any of the foregoing, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any lien securing industrial development, pollution control, or similar revenue bonds.

          "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, other entity, unincorporated organization, or government or any agency or political subdivision thereof.

          "Principal property" means (a) any pipeline assets owned by us or by any of our subsidiaries, including any related facilities employed in the transportation, distribution or marketing of natural gas, that are located in the U.S. or Canada, and (b) any processing or manufacturing plant owned or leased by us or any of our subsidiaries that is located within the U.S. or Canada, except, in the case of either clause (a) or (b), any such assets or plant which, in the opinion our board of directors, is not material in relation to our activities and our subsidiaries as a whole.

          "Restricted subsidiary" means any of our subsidiaries owning or leasing any principal property.

          "Sale-leaseback transaction" means the sale or transfer by us or any of our restricted subsidiaries of any principal property to a person (other than us or a subsidiary) and the taking back by us or any of our restricted subsidiaries, as the case may be, of a lease of such principal property.

     If the trusts issue trust preferred securities and we issue subordinated debt securities to the trust or a trust in connection with the issuance of the trust preferred securities and (1) an event of default as defined in this document has occurred, (2) we are in default with respect to our payment of any obligations under the related trust guarantee or the guarantee of the trust common securities or (3) we have given notice of our election to defer payments of interest on these subordinated debt securities by extending the interest payment period as provided in the indenture governing these subordinated debt securities, and this interest payment period, or any extension of this interest payment period, is continuing, we will be subject to restrictions regarding

     - the declaration of payment of dividends on, and the making of guarantee payments with respect to, any of our capital stock; and

     - the making of any payment of interest, principal or premium, if any, on or the repayment, repurchase or redemption of debt securities including guarantees issued by us which rank equally with or junior to these subordinated debt securities.

     These restrictions will be described in more detail in the prospectus supplement relating to these subordinated debt securities.

     If the trusts issue trust preferred securities and we issue subordinated debt securities to the trust or a trustee in connection with the issuance of the trust preferred securities, for so long as the trust preferred securities remain outstanding, we will covenant in the declaration of the trusts, the related guarantees or the indenture governing these subordinated debt securities:

     - To directly or indirectly maintain 100% ownership of the common securities of each trust; provided, however, that any permitted successor under the indenture governing the subordinated debt securities may succeed to our ownership of the trust common securities; and

     - Not to voluntarily terminate, wind-up or liquidate either El Paso Energy Capital Trust II or El Paso Energy Capital Trust III, except in connection with

      - the distribution of subordinated debt securities to the holders of trust preferred securities in liquidation of either trust;

      - the redemption of all trust preferred securities of either trust; or

      - mergers, consolidations or amalgamations permitted by the declaration of either trust.

     We will also covenant to use our commercially reasonable efforts, consistent with the terms and provisions of the declaration of either trust, to cause each trust to remain classified as a grantor trust and not taxable as a corporation for U.S. federal income tax purposes.

PAYMENT AND TRANSFER

     Unless we specify otherwise in a prospectus supplement, we will pay principal, interest and any premium on the debt securities, and they may be surrendered for payment or transferred, at the offices of the trustee. We will make payment on registered securities by check mailed to the persons in whose names the debt securities are registered or by transfer to an account maintained by the registered holder on days specified in the indentures or any prospectus supplement. If we make debt securities payments in other forms, we will specify the form and place in a prospectus supplement.

     We will maintain a corporate trust office of the trustee or another office or agency for the purpose of transferring or exchanging fully registered securities, without the payment of any service charge except for any tax or governmental charge.

GLOBAL SECURITIES

     We may issue one or more series of the debt securities as permanent global debt securities deposited with a depositary. Unless otherwise indicated in the prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which The Depositary Trust Company (DTC) acts as depositary.

     Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

     Ownership of beneficial interests in a global debt security is limited to participants that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global debt security.

     We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global debt security as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Neither we, any trustee nor any of our respective agents, will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

     A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

     - DTC notifies us that it is unwilling or unable to continue as depositary for that global debt security or at any time DTC ceases to be registered under the Exchange Act;

     - we determine in our discretion that the global debt security shall be exchangeable for definitive debt securities in registered form; or

     - there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the debt securities.

     Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $1,000 and integral multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

     Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

     We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

     DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock
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

Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

DEFEASANCE

     We will be discharged from our obligations on the debt securities of any series at any time if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If this happens, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

     Under U.S. federal income tax laws as of the date of this prospectus, a discharge may be treated as an exchange of the related debt securities. Each holder might be required to recognize gain or loss equal to the difference between the holder's cost or other tax basis for the debt securities and the value of the holder's interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. Prospective investors should seek tax advice to determine their particular consequences of a discharge, including the applicability and effect of tax laws other than the U.S. federal income tax laws.

GOVERNING LAW

     Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

NOTICES

     Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

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

                          DESCRIPTION OF CAPITAL STOCK

     The statements under this caption are brief summaries and are subject to, and are qualified in their entirety by reference to, the more complete descriptions contained in (a) our Restated Certificate of Incorporation, as amended (the "charter"), and the Amended and Restated Shareholder Rights Agreement, dated as of January 20, 1999, between us and BankBoston, N.A., as rights agent (the "shareholder rights agreement"), copies of which are filed as exhibits to the registration statement of which this prospectus is a part, and
(b) the certificate of designation relating to each series of preferred stock, which will be filed with the SEC at, or prior to, the time of the offering of such series of preferred stock.

GENERAL

     We are currently authorized by our charter to issue up to 275,000,000 shares of common stock and up to 25,000,000 shares of preferred stock. As of August 9, 1999, 117,823,192 shares of common stock and no shares of preferred stock were issued and outstanding.

COMMON

     We are currently authorized by our charter to issue up to 275,000,000 shares of common stock. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably dividends which are declared by our board of directors out of funds legally available for such a purpose. In the event of our liquidation, dissolution, or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The common stock is not redeemable. All of the outstanding shares of common stock are, and the common stock offered by this prospectus will be, fully paid and nonassessable upon issuance against full payment of the purchase price.

     BankBoston, N.A. is the transfer agent and registrar for our common stock.

PREFERRED STOCK

     Our board of directors, without any further action by our stockholders, is authorized to issue up to 25,000,000 shares of preferred stock, and to divide the preferred stock into one or more series. We will fix by resolution or resolutions any of the designations, powers, preferences and rights, and the qualifications, limitations, or restrictions of the shares of each such series, including, but not limited to, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences, and the number of shares constituting each such series. The issuance of preferred stock may have the effect of delaying, deterring, or preventing a change in control of El Paso Energy. Preferred stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The specific terms of a particular series of preferred stock will be described in the prospectus supplement relating to that series. The description of preferred stock set forth below and the description of the terms of the particular series of preferred stock set forth in the related prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the certificate of designation relating to the particular series of preferred stock.

     The designations, powers, preferences and rights, and the qualifications, limitations, or restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to such series. The prospectus supplement relating to each series will specify the terms of the preferred stock as follows:

          (a) The maximum number of shares to constitute each series and the distinctive designation of the shares;

          (b) The annual dividend rate, if any, on shares of each series, whether such rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate, and whether dividends will be cumulative;

          (c) The purchase price and terms of conditions of the shares of each series, including the time during which shares of each series may be redeemed and any accumulated dividends that the holders of shares of each series shall be entitled to receive upon the redemption of the shares;

          (d) The liquidation preference, if any, and any accumulated dividends thereon, that the holders of shares of each series shall be entitled to receive upon the liquidation, dissolution, or winding up of the affairs of El Paso Energy;

          (e) Whether or not the shares of each series will be subject to operation of a retirement or sinking fund, and, if so, the extent and manner in which any such fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes, and the terms and provisions relating to the operation of such fund;

          (f) The terms and conditions, if any, on which the shares of each series shall be convertible into, or exchangeable for, debt securities, shares of any other class or classes of our capital stock, or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

          (g) The voting rights, if any, on the shares of each series; and

          (h) Any or all other preferences and relative, participating, operational, or other special rights, qualifications, limitations, or restrictions on each series.

     You should also refer to the prospectus supplement for a general description of the federal income tax consequences and special considerations applicable to any such series of preferred stock.

     As of the date of this prospectus, no shares of preferred stock are outstanding. Pursuant to the shareholder rights agreement (as described below), our board of directors has designated the series A preferred stock (as defined below).

SHAREHOLDER RIGHTS AGREEMENT

     In July 1992, the board of directors of El Paso Natural Gas Company, our predecessor ("EPG"), declared a dividend distribution of one preferred stock purchase right (an "EPG right") for each share of EPG's common stock, par value $3.00 per share, then outstanding. In July 1997, EPG's board amended EPG's shareholders rights agreement pursuant to which the EPG rights were issued. All shares of EPG common stock issued subsequent to July 1992 also included these EPG rights. In connection with the holding company reorganization effected as of August 1, 1998, each one-half EPG right then associated with each outstanding share of EPG common stock was converted into one preferred stock purchase right (a "right") associated with each share of our common stock. All shares of our common stock issued after August 1, 1998 will also include a right. Under certain conditions, each right may be exercised to purchase from us one two-hundredth of a share of a series of our preferred stock, designated as Series A junior participating preferred stock, par value $.01 per share (the "Series A preferred stock"), at a price of $75 per one two-hundredth of a share, subject to adjustment. In January 1999, the shareholder rights agreement was amended and restated.

     Our charter provides that the holders of a whole share of Series A preferred stock are entitled to 200 votes per share on all matters submitted to a vote of our stockholders subject to adjustment. In addition, during any period that dividends on the Series A preferred stock are in arrears in an amount equal to six quarterly dividend payments, the holders of Series A preferred stock will have the right to vote together as a class to elect two of our directors as described above.

     The rights will separate from the common stock and will become exercisable on the earlier of (1) the first date of the public announcement that a person or group has acquired or obtained the right to acquire beneficial ownership of 15% or more of the voting power of all of our outstanding voting securities and (2) 10 business days (or such later date as the board may determine) after the commencement of, or announcement of an intention to commence, a tender or exchange offer, that would result in a person or group beneficially owning 15% or more of our voting securities. If, after the rights become exercisable, we are involved in a merger or other business combination transaction in which our common stock is exchanged or changed, or it sells 50% or more of its assets or earning power, each holder of a right will have the right to purchase, at the right's then-current exercise price, common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the right. If a person becomes the beneficial owner of securities having 15% or more of the voting power of all of our then-outstanding voting securities (except pursuant to a "permitted offer"), or if, during any period of such ownership, there shall be any reclassification of securities or recapitalization of us, or any merger or consolidation of us with any of our subsidiaries or any other transaction or series of transactions which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of our equity securities or any of our subsidiaries which is directly or indirectly owned by such person, then for the next 60 days each right not owned by such person will entitle the holder of the right to purchase, at the right's then-current exercise price, shares of common stock or, in the discretion of the board, the number of one two-hundredths of a share of series A preferred stock (or in certain circumstances other of our equity securities with at least the same economic value as the common stock) having a market value of twice the right's then-current exercise price. The rights, which have no voting rights, expire no later than 5:00 p.m., New York time on July 7, 2002. A "permitted offer" is a tender or exchange offer for all outstanding shares of common stock which is at a price and on terms determined, prior to the purchase of shares in such offer, by a majority of the disinterested directors to be adequate and otherwise in the best interests of us and our stockholders (other than the person and its affiliates making the offer), taking into account all factors that such disinterested directors deem relevant. "Disinterested directors" are directors who are neither our officers nor the officers an acquiring company or affiliate, associate or representative of such a company, or a person directly or indirectly proposed or nominated as director by a transaction person (as defined in the shareholder rights agreement). We may redeem the rights under certain circumstances prior to their expiration date at a purchase price of $.01 per right. It is possible that the existence of the rights may have the effect of delaying, deterring or preventing our takeover.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law (the DGCL). Generally, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (1) prior to such date, either the business combination or such transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation, (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, or (3) on or after such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns, or, within three years, did own, 15% or more of the corporation's outstanding voting stock.

EL PASO ENERGY'S RESTATED CERTIFICATE OF INCORPORATION

     Our charter contains provisions applicable to a merger, consolidation, asset sale, liquidation, recapitalization, or certain other business transactions, including the issuance of our stock ("business combinations"). Our charter requires the affirmative vote of 51% or more of our voting stock, excluding any voting stock held by an interested stockholder (defined in our charter as any person who owns 10% or more of the voting stock and certain defined affiliates), with respect to all business combinations involving the interested stockholder, unless directors who served as such prior to the time the interested stockholder became an interested stockholder determine by a two-thirds vote that (i) the proposed consideration meets certain minimum price criteria, or (ii)(A) the interested stockholder holds 80% or more of the voting stock and (B) the interested stockholder has not received (other than proportionately as a stockholder) the benefit of any financial assistance from us, whether in anticipation of or in connection with such business combination. To meet the minimum price criteria, all stockholders must receive consideration or retain value per share after the transaction which is not less than the price per share paid by the interested stockholder. Our charter also requires the dissemination to stockholders of a proxy or information statement describing the business combination.

     Our charter also prohibits the taking of any action by written stockholder consent in lieu of a meeting and the subsequent amendment of our charter to repeal or alter the above provisions without the affirmative vote of 51% of our voting stock, excluding voting stock held by any interested stockholder.

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

     Each trust may issue in one or more offerings only one series of trust preferred securities having terms described in the applicable prospectus supplement. The declaration of each trust authorizes the administrative trustees to issue on behalf of that trust one series of trust preferred securities. The declaration of each trust, as amended in connection with the trust's sale of trust preferred securities, will be qualified as an indenture under the Trust Indenture Act.

     The trust preferred securities will have such terms, including distributions, redemption, voting, conversion, exchange, liquidation rights and such other preferred, deferred or other special rights or such restrictions as are set forth in the declaration or made part of the declaration by the Trust Indenture Act. You should refer to the prospectus supplement relating to the trust preferred securities of the trust for specific terms, including:

     - the distinctive designation of the trust preferred securities;

     - the number of trust preferred securities issued by each trust;

     - the annual distribution rate (or method of determining such rate) for trust preferred securities issued by the trust and the date or dates upon which the distributions are payable;

     - the date or dates or method of determining the date or dates from which distributions on trust preferred securities will be cumulative;

     - the amount or amounts that will be paid out of the assets of the trust to the holders of trust preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the trust;

     - the obligation, if any, of the trust to purchase or redeem the trust preferred securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, trust preferred securities will be purchased or redeemed, in whole or in part, pursuant to that obligation;

     - the voting rights, if any, of trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities, as a condition to specified action or amendments to the declaration of the trust;

     - the terms and conditions, if any, upon which the assets of the trust may be distributed to holders of trust preferred securities;

     - provisions regarding convertibility or exchangeability of the trust preferred securities for our capital stock or debt securities;

     - if applicable, any securities exchange upon which the trust preferred securities will be listed; and

     - any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities not inconsistent with the declaration of the trust or with applicable law.

     We will guarantee all trust preferred securities offered to the limited extent set forth below under "Description of the Trust Guarantees."

     Any U.S. federal income tax considerations applicable to any offering of trust preferred securities will be described in the applicable prospectus supplement.

     In connection with the issuance of trust preferred securities, each trust will issue one series of trust common securities. The declaration of each trust authorizes the administrative trustees of the trust to issue on behalf of the trust one series of trust common securities. The declaration of the trust will set forth the terms of the trust common securities, including terms regarding distributions, redemption, voting, liquidation rights and any restrictions. The terms of the trust common securities issued by each trust will be substantially identical to the terms of the trust preferred securities issued by the trust. The trust common securities will rank equally, and payments will be made on the trust common securities pro rata, with the trust preferred securities. However, upon an event of default under the declaration, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in certain limited circumstances discussed in the declaration, the trust common securities will also carry the right to vote to appoint, remove or replace any of the trustees of a trust. All of the trust common securities of each trust will be directly or indirectly owned by us.

            DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

     A summary of information concerning the trust guarantees which we will execute and deliver from time to time for the benefit of the holders of the trust preferred securities is set forth below. Each trust guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as the trust guarantee trustee, or indenture trustee, under each trust guarantee. The terms of each trust guarantee will be those set forth in that trust guarantee and those made part of that trust guarantee by the Trust Indenture Act. The following is a summary of the material terms and provisions of the trust preferred securities guarantees. You should refer to the provisions of the form of trust guarantee and the Trust Indenture Act for a more complete discussion. We have filed the form of trust guarantee as an exhibit to the registration statement of which this prospectus is a part. Each trust guarantee will be held by the trust guarantee trustee for the benefit of the holders of the trust preferred securities of the applicable trust.

GENERAL

     Under each trust guarantee, we will irrevocably and unconditionally agree, to the extent set forth in each applicable trust guarantee, to pay the trust guarantee payments described below in full to the holders of the trust preferred securities issued by a trust, in the event they are not paid by or on behalf of the applicable trust when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert.

     The following payments (the trust guarantee payments) with respect to trust preferred securities of any trust not paid by the trust when due, will be subject to the related trust guarantee:

     - any accrued and unpaid distributions required to be paid on the trust preferred securities, to the extent that trust will have funds legally and immediately available for payment;

     - the redemption price of any trust preferred securities called for redemption by that trust, including all accrued and unpaid distributions to the date of redemption, to the extent that trust has funds available for payment; and

     - upon dissolution, winding-up or termination of that trust (other than in connection with the distribution of the assets of the trust to the holders of trust preferred securities or the redemption of all of the trust preferred securities), the lesser of:

          (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent that trust has funds available for payment and

          (b) the amount of assets of the trust remaining available for distribution to holders of its trust preferred securities in liquidation of the trust.

     Our obligation to make a trust guarantee payment will be satisfied by our direct payment of the required amounts to the holders of the applicable trust preferred securities or by causing the applicable trust to pay the required amounts to the holders.

     Each trust guarantee will be a full and unconditional guarantee with respect to the applicable trust preferred securities, but will not apply to any payment of distributions when the applicable trust does not have funds "legally and immediately" available for payment. If we do not make interest payments on the subordinated debt securities purchased by a trust, that trust will not pay distributions on the trust preferred securities issued by it and will not have funds "legally and immediately" available for such payment. See "Description of the Debt Securities -- Certain Covenants" included in this prospectus.

     We have also agreed separately to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the trust common securities (the trust common securities guarantees) to the same extent as the trust guarantees, except that upon an event of default under the subordinated indenture relating to the subordinated debt securities purchased by that trust, holders of trust preferred securities will have priority over holders of trust common securities with respect to distributions and payments on liquidation, redemption or otherwise.

COVENANTS

     In each trust guarantee, we will covenant that, so long as any trust preferred securities remain outstanding, if any event that would constitute an event of default under the trust guarantee or the declaration of the applicable trust occurs, then we will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make any liquidation payment with respect to, any of our capital stock, with the following exceptions:

     - purchases or acquisitions of shares of our common stock in connection with our obligations under our employee benefit plans,

     - purchases or acquisitions of shares of our common stock in connection with our obligations under any contract or security requiring us to purchase shares of our common stock or,

     - the purchase of fractional interests in shares of our capital stock as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock, or make any guarantee payments with respect to the foregoing.

     Additionally, we will not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities, including guarantees, issued by us which rank equally with or junior to the subordinated debt securities.

MODIFICATION OF THE TRUST GUARANTEES; ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of trust preferred securities, in which case no vote will be required, each trust guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust preferred securities of the applicable trust. The manner of obtaining this approval of holders of the trust preferred securities will be described in an accompanying prospectus supplement. All guarantees and agreements contained in a trust guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the trust preferred securities of the applicable trust then outstanding.

TERMINATION

     Each trust guarantee will terminate as to the trust preferred securities of the applicable trust upon the first to occur of:

     - full payment of the redemption price of all trust preferred securities of the applicable trust;

     - distribution of the assets of the trust to the holders of the trust preferred securities of the applicable trust; and

     - full payment of the amounts payable upon liquidation of the trust in accordance with the declaration of the trust.

     Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable trust must restore payment of any sums paid under the trust preferred securities or the trust guarantee.

EVENTS OF DEFAULT

     An event of default under a trust guarantee will occur upon our failure to perform any of our payment or other obligations under that trust guarantee.

     The holders of a majority in liquidation amount of the trust preferred securities to which the trust guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trust guarantee trustee in respect of the trust guarantee or to direct the exercise of any trust or power conferred upon the trust guarantee trustee under the trust preferred securities guarantee. If the trust guarantee trustee fails to enforce the trust guarantee, any holder of trust preferred securities relating to the trust guarantee may institute a legal proceeding directly against us to enforce the trust guarantee trustee's rights under the trust guarantee, without first instituting a legal proceeding against the relevant trust, the trust guarantee trustee or any other person or entity. However, if we have failed to make a guarantee payment, a holder of trust preferred securities may directly institute a proceeding against us for enforcement of the trust guarantee for such payment. We waive any right or remedy to require that any action be brought first against the trust or any other person or entity before proceeding directly against us.

STATUS OF THE TRUST GUARANTEES

     The trust guarantees will constitute our unsecured obligations and will rank:

     - subordinate and junior in right of payment to all of our other liabilities, except those obligations or liabilities made equal in priority or subordinate by their terms;

     - equally with the most senior preferred or preference stock that we may issue and with any guarantee that we may enter into in respect of any preferred or preference stock of any our affiliates; and

     - senior to our common stock.

     The terms of the trust preferred securities provide that each holder of trust preferred securities of the applicable trust, by acceptance of the securities, agrees to the subordination provisions and other terms of the trust guarantee relating to the applicable trust preferred securities.

     The trust guarantees will constitute a guarantee of payment and not of collection. Accordingly, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the trust guarantee without instituting a legal proceeding against any other person or entity.

INFORMATION CONCERNING THE TRUST GUARANTEE TRUSTEE

     Prior to the occurrence of a default with respect to a trust guarantee and after the curing or waiving of all events of default with respect to that trust guarantee, the trust guarantee trustee undertakes to perform only those duties as are specifically set forth in that trust guarantee. In case an event of default has occurred and has not been cured or waived, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to these provisions, the trust guarantee trustee is under no obligation to exercise any of the powers vested in it by a trust guarantee at the request of any holder of trust preferred securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred through the exercise of those powers.

     We and certain of our affiliates may, from time to time, maintain a banking relationship with the trust guarantee trustee.

GOVERNING LAW

     The trust guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

               RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES,
              THE SUBORDINATED DEBT SECURITIES AND THE GUARANTEES

     As long as we make payments of interest and other payments when due on the subordinated debt securities, those payments will be sufficient to cover distributions and other payments due on the trust preferred securities, primarily because:

     - the aggregate principal amount of the subordinated debt securities will be equal to the sum of the aggregate stated liquidation preference of the trust securities;

     - the interest rate and interest and other payment dates of the subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

     - we will pay any and all costs, expenses and liabilities of the trusts, except the trusts' obligations to holders of its trust preferred securities under the terms of such trust preferred securities; and

     - the declaration of each trust prohibits the trust from engaging in any activity that is not consistent with the limited purposes of the trust.

     We irrevocably guarantee payments of distributions and other amounts due on the trust preferred securities of a trust, to the extent the trust has funds available for the payment of such distributions as described in "Description of Trust Guarantees" in this prospectus. Taken together, our obligations under the subordinated debt securities, the subordinated indenture, the declarations of the trusts and the trust guarantees provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of each of the trust's obligations under its trust preferred securities. If we do not make payments on the subordinated debt securities, the trusts will not pay distributions or other amounts due on the trust preferred securities. The trust guarantees do not cover payment of distributions when the applicable trust does not have sufficient funds to pay the distributions. In this event, the remedies of a holder of the trust preferred securities of the trust are described in this prospectus under "Description of the Trust Guarantees -- Events of Default." Our obligations under the trust guarantees are unsecured and are subordinate and junior in right of payment to all of our other liabilities.

     Notwithstanding anything to the contrary in the subordinated indenture and to the extent set forth in the subordinated indenture, we have the right to set-off any payment we are otherwise required to make under the subordinated indenture with and to the extent we have made, or are concurrently on the date of such payment making, a payment under a trust guarantee.

     A holder of trust preferred securities of a trust may institute a legal proceeding directly against us to enforce its rights under the trust guarantee without first instituting a legal proceeding against the trust guarantee trustee, the trust or any other person or entity.

     The trust preferred securities of a trust evidence a beneficial interest in the trust. The trusts exist for the sole purpose of issuing the trust securities and investing the proceeds in subordinated debt securities. A principal difference between the rights of a holder of trust preferred securities and a holder of subordinated debt securities is that a holder of subordinated debt securities is entitled to receive from us the principal amount of and interest accrued on subordinated debt securities held, while a holder of trust preferred securities is entitled to receive distributions from a trust, or from us under the trust guarantee, if and to the extent the trust has funds available for the payment of such distributions.

     Upon any voluntary or involuntary termination, winding-up or liquidation of a trust involving the liquidation of the subordinated debt securities, the holders of the trust preferred securities of the trust will be entitled to receive, out of assets held by the trust and after satisfaction of liabilities to creditors of the trust as provided by applicable law, the liquidation distribution in cash. Upon any voluntary or involuntary liquidation or bankruptcy of us, the property trustees of a trust, as holder of the subordinated debt securities of the trust, would be a subordinated creditor of us, subordinated in right of payment to all of our senior debt, but entitled to receive payment in full of principal and interest, before any of our stockholders receive payments or distributions. Since we are the guarantor under the trust guarantees and we have agreed to pay for all costs, expenses and liabilities of the trusts other than the trusts' obligations to the holders of the trust preferred securities, the positions of a holder of trust preferred securities and a holder of subordinated debt securities relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy would be substantially the same.

     A default or event of default under any of our senior debt will not constitute a default or event of default under the subordinated indenture. However, in the event of payment defaults under, or acceleration of, our senior debt, the subordination provisions of the subordinated indenture provide that no payments may be made on the subordinated debt securities until our senior debt has been paid in full or any payment default under our senior debt has been cured or waived. Our failure to make required payments on a series of subordinated debt securities would constitute an event of default under the subordinated indenture.

                              PLAN OF DISTRIBUTION

     We may sell our securities through agents, underwriters or dealers, or directly to purchasers.

     We may designate agents to solicit offers to purchase our securities.

     - We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in our prospectus supplement.

     - Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

     - Our agents may be deemed to be underwriters under the Securities Act of 1933 of any of our securities that they offer or sell.

     We may use one or more underwriters in the offer or sale of our securities.

     - If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of our securities.

     - We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

     - The underwriters will use our prospectus supplement to sell our securities.

     We may use a dealer to sell our securities.

     - If we use a dealer, we, as principal, will sell our securities to the dealer.

     - The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

     - We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

     We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

     We may indemnify agents, underwriters, and dealers against certain liabilities, including liabilities under the Securities Act of 1933. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

     We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

     - If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

     - These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

     - We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of, El Paso Energy in the ordinary course of business.

     Other than common stock, all securities offered will be a new issue of securities with no established trading market. Any underwriter to whom securities are sold by us or any EPE Trust for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common stock which is listed and traded on the NYSE. Any common stock sold by this prospectus will be listed for trading on the NYSE, subject to official notice of issuance. We cannot give you any assurance as to the liquidity of or the trading markets for any securities.

                                 LEGAL MATTERS

     The validity of the common stock, preferred stock, senior debt securities, subordinated debt securities and trust guarantees will be passed upon for El Paso Energy and the EPE Trusts by Andrews & Kurth L.L.P., Houston, Texas. The validity of the trust preferred securities under Delaware Law will be passed upon for the EPE Trusts by special Delaware counsel identified in the related prospectus supplement. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

                                    EXPERTS

     The consolidated financial statements and financial statement schedule of El Paso Energy as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Sonat Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996 included in our Current Report on Form 8-K/A dated April 30, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference, which, as to the year ended December 31, 1996, is based on the report of KPMG LLP, independent auditors. The report of KPMG LLP refers to a change by Zilkha Energy Company in accounting for oil and gas properties from the full cost method to the successful efforts method. Such restated consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts other than the Securities and Exchange Commission Registration fee are estimated.

Securities and Exchange Commission Registration Fee.........  $250,200
Legal Fees and Expenses.....................................    50,000
Accountants' Fees and Expenses..............................   100,000
Trustee's Fees and Expenses.................................    10,000
Printing and Engraving Expenses.............................   200,000
Rating Agency Fees..........................................    10,000
Miscellaneous...............................................     7,000
                                                              --------
          Total.............................................  $627,200
                                                              ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS OF EL PASO ENERGY
CORPORATION.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, proceedings whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Article X of the by-laws of El Paso Energy requires indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, the by-laws of El Paso Energy provide an unconditional right to indemnification for all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened proceeding (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director or officer or employee of El Paso Energy, such person or is or was serving at the request of El Paso Energy as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. The by-laws of El Paso Energy also provide that El Paso Energy may, by action of its board of directors, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Article 10 of El Paso Energy's restated certificate of incorporation, as amended, provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of El Paso Energy shall not be liable to El Paso Energy or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 10 shall not adversely affect any right or protection of a director of El Paso Energy for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     El Paso Energy maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of El Paso Energy and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act of 1933, as amended ("Securities Act") for acts or omissions by such persons while acting as directors or officers of El Paso Energy and/or its subsidiaries, as the case may be.

INDEMNIFICATION OF TRUSTEES OF EL PASO ENERGY CAPITAL TRUST II AND EL PASO ENERGY CAPITAL TRUST III

     The declaration of each trust, as amended and restated in connection with any offer and sale of preferred stock of the trust, will provide that no administrative trustee, or affiliate of any administrative trustee, or officer, director, shareholder, member, partner, employee, representative or agent of any administrative trustee or of any such affiliate, or employee or agent of the trust or its affiliates (each an indemnified person) shall be liable, responsible or accountable in damages or otherwise to the trust or any employee or agent of the trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such indemnified person in good faith on behalf of the trust and in a manner such indemnified person reasonably believed to be within the scope of the authority conferred on such indemnified person by such declaration, as amended, or by law, except that an indemnified person shall be liable for any such loss, damage or claim incurred by reason of such indemnified person's gross negligence or willful misconduct with respect to such act or omission.

     The declaration will also provide that to the fullest extent permitted by applicable law, El Paso Energy shall indemnify and hold harmless each indemnified person from and against any loss, damage or claim incurred by such indemnified person by reason of any act or omission performed or omitted by such indemnified person in good faith on behalf of the trust and in a manner such indemnified person reasonably believed to be within the scope of authority conferred on such indemnified person by the declaration, except that no indemnified person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such indemnified person by reason of gross negligence or willful misconduct with respect to such act or omission.

     The declaration will further provide that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an indemnified person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by El Paso Energy prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall be determined that the indemnified person is not entitled to be indemnified for the underlying cause of action as authorized by such declaration.

ITEM 16. EXHIBITS.

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
         ***1.1          -- Form of El Paso Energy Debt Securities Underwriting
                            Agreement
         ***1.2          -- Form of El Paso Energy Equity Securities Underwriting
                            Agreement
            3.1          -- Restated Certificate of Incorporation of El Paso Energy;
                            Certificate of Designation, Preferences and Rights of
                            Series A Junior Participating Preferred Stock of El Paso
                            Energy, dated as of July 16, 1998, as amended
                            (incorporated by reference to Exhibit 3.1 of El Paso
                            Energy's Current Report on Form 8-K, File No. 1-14365,
                            filed August 3, 1998)
            3.2          -- By-laws of El Paso Energy, as amended, dated October 21,
                            1998 (incorporated by reference to Exhibit 3.B of El Paso
                            Energy's Form 10-Q, File No. 1-14365, filed November 12,
                            1998)
            4.1          -- Amended and Restated Shareholder Rights Agreement, dated as of January 20, 1999, by and between El Paso Energy and
                            BankBoston, N.A., as Rights Agent (incorporated by
                            reference to Exhibit 1 of El Paso Energy's Registration
                            Statement on Form 8-A/A, File No. 1-14365, filed January
                            29, 1999)
            4.2          -- Senior Debt Securities Indenture, dated as of May 10,
                            1999, by and between El Paso Energy and The Chase
                            Manhattan Bank, as Trustee (including form of senior
                            security) (incorporated by reference to Exhibit 4.1 of El
                            Paso Energy's Current Report on Form 8-K, File No.
                            1-14365, filed May 10, 1999)
            4.3          -- Subordinated Debt Securities Indenture, dated as of March
                            1, 1998, by and between EPG and The Chase Manhattan Bank,
                            as Trustee (including form of subordinated security)
                            (incorporated by reference to Exhibit 4.1 of EPG's
                            Current Report on Form 8-K, File No. 1-2700, filed March
                            17, 1998)
            4.4          -- Second Supplemental Indenture to the Subordinated Debt
                            Securities Indenture, dated as of August 1, 1998, by and
                            between El Paso Energy and The Chase Manhattan Bank, as
                            Trustee (incorporated by reference to Exhibit 4.2 of El
                            Paso Energy's Current Report on Form 8-K, File No.
                            1-14365, filed August 3, 1998)
           *4.5          -- Certificate of Trust of El Paso Energy Capital Trust II
           *4.6          -- Restated Certificate of Trust of El Paso Energy Capital
                            Trust II
           *4.7          -- Declaration of Trust of El Paso Energy Capital Trust II
           *4.8          -- Amendment No. 1 to Declaration of Trust of El Paso Energy
                            Capital Trust II
           *4.9          -- Certificate of Trust of El Paso Energy Trust III
           *4.10         -- Restated Certificate of Trust of El Paso Energy Capital
                            Trust III
           *4.11         -- Declaration of Trust of El Paso Energy Trust III
           *4.12         -- Amendment No. 1 to Declaration of Trust of El Paso Energy
                            Capital Trust III
         ***4.13         -- Trust Convertible Preferred Securities Guarantee
                            Agreement between El Paso Energy and The Chase Manhattan
                            Bank
         ***5.1          -- Opinion of Andrews & Kurth L.L.P. as to the legality of the Common Stock, Preferred Stock, Senior Debt
                            Securities, Subordinated Debt Securities and Trust
                            Guarantees
         ***5.2          -- Opinion of Counsel as to the legality of the Trust
                            Preferred Securities of El Paso Energy Capital Trust II
                            and El Paso Energy Capital Trust III
         ***8.1          -- Opinion of Andrews & Kurth L.L.P. as to certain federal income tax matters
         **12.1          -- Computation of Ratio of Earnings to Fixed Charges and
                            Ratio of Earnings to Combined Fixed Charges and Preferred
                            and Preference Stock Dividend Requirements
         **23.1          -- Consent of PricewaterhouseCoopers LLP
         **23.2          -- Consent of Ernst & Young LLP
         **23.3          -- Consent of KPMG LLP

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
        ***23.4          -- Consent of Andrews & Kurth L.L.P. (Included in Exhibits
                            5.1 and 8.1)
        ***23.5          -- Consent of Delaware counsel (included in Exhibit 5.2)
         **24.1          -- Power of Attorney (included on signature page)
        ***25.4          -- Form T-1 Statement of Eligibility of The Chase Manhattan
                            Bank regarding the Trust Preferred Securities of El Paso
                            Energy Capital Trust II and El Paso Energy Capital Trust
                            III, the Subordinated Debt Securities, the Senior Debt
                            Securities and the Guarantee Agreements with respect to
                            El Paso Energy Capital Trust II and El Paso Energy
                            Capital Trust III

---------------

  * Previously filed.

 ** Filed herewith.

*** To be filed as an exhibit to El Paso Energy's Current Report on Form 8-K in connection with and prior to a specific offering.

ITEM 17. UNDERTAKINGS.

     The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses
     (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by El Paso Energy pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of El Paso Energy's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the Registrants pursuant to the provisions of Item 15. of this Registration Statement, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by El Paso Energy of expenses incurred or paid by a director, officer or controlling person of each of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 27, 1999.

                                            EL PASO ENERGY CORPORATION

                                            By:     /s/ WILLIAM A. WISE
                                              ----------------------------------
                                                       William A. Wise
                                                    Chairman of the Board,
                                                President and Chief Executive
                                                            Officer

                               POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes H. Brent Austin and Britton White, Jr., and each of them as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                 /s/ WILLIAM A. WISE                   Chairman of the Board,           August 27, 1999
-----------------------------------------------------    President, Chief Executive
                   William A. Wise                       Officer and Director

                 /s/ H. BRENT AUSTIN                   Executive Vice President and     August 27, 1999
-----------------------------------------------------    Chief Financial Officer
                   H. Brent Austin

                /s/ JEFFREY I. BEASON                  Vice President and Controller    August 27, 1999
-----------------------------------------------------    (Chief Accounting Officer)
                  Jeffrey I. Beason

                /s/ BYRON ALLUMBAUGH                   Director                         August 27, 1999
-----------------------------------------------------
                  Byron Allumbaugh

               /s/ JUAN CARLOS BRANIFF                 Director                         August 27, 1999
-----------------------------------------------------
                 Juan Carlos Braniff

                 /s/ PETER T. FLAWN                    Director                         August 27, 1999
-----------------------------------------------------
                   Peter T. Flawn

                /s/ JAMES F. GIBBONS                   Director                         August 27, 1999
-----------------------------------------------------
                  James F. Gibbons

                   /s/ BEN F. LOVE                     Director                         August 27, 1999
-----------------------------------------------------
                     Ben F. Love

               /s/ KENNETH L. SMALLEY                  Director                         August 27, 1999
-----------------------------------------------------
                 Kenneth L. Smalley

                 /s/ MALCOLM WALLOP                    Director                         August 27, 1999
-----------------------------------------------------
                   Malcolm Wallop

     Pursuant to the requirements of the Securities Act of 1933, El Paso Energy Capital Trust II certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 27, 1999.

                                            EL PASO ENERGY CAPITAL TRUST II

                                            By: El Paso Energy Corporation, as
                                            Sponsor

                                            By:     /s/ H. BRENT AUSTIN
                                              ----------------------------------
                                                       H. Brent Austin
                                                   Executive Vice President
                                                 and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, El Paso Energy Capital Trust III certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 27. 1999.

                                            EL PASO ENERGY CAPITAL TRUST III

                                            By: El Paso Energy Corporation, as
                                            Sponsor

                                            By:     /s/ H. BRENT AUSTIN
                                              ----------------------------------
                                                       H. Brent Austin
                                                   Executive Vice President
                                                 and Chief Financial Officer

                                 EXHIBIT INDEX

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
         ***1.1          -- Form of El Paso Energy Debt Securities Underwriting
                            Agreement
         ***1.2          -- Form of El Paso Energy Equity Securities Underwriting
                            Agreement
            3.1          -- Restated Certificate of Incorporation of El Paso Energy;
                            Certificate of Designation, Preferences and Rights of
                            Series A Junior Participating Preferred Stock of El Paso
                            Energy, dated as of July 16, 1998, as amended
                            (incorporated by reference to Exhibit 3.1 of El Paso
                            Energy's Current Report on Form 8-K, File No. 1-14365,
                            filed August 3, 1998)
            3.2          -- By-laws of El Paso Energy, as amended, dated October 21,
                            1998 (incorporated by reference to Exhibit 3.B of El Paso
                            Energy's Form 10-Q, File No. 1-14365, filed November 12,
                            1998)
            4.1          -- Amended and Restated Shareholder Rights Agreement, dated as of January 20, 1999, by and between El Paso Energy and
                            BankBoston, N.A., as Rights Agent (incorporated by
                            reference to Exhibit 1 of El Paso Energy's Registration
                            Statement on Form 8-A/A, File No. 1-14365, filed January
                            29, 1999)
            4.2          -- Senior Debt Securities Indenture, dated as of May 10,
                            1999, by and between El Paso Energy and The Chase
                            Manhattan Bank, as Trustee (including form of senior
                            security) (incorporated by reference to Exhibit 4.1 of El
                            Paso Energy's Current Report on Form 8-K, File No.
                            1-14365, filed May 10, 1999)
            4.3          -- Subordinated Debt Securities Indenture, dated as of March
                            1, 1998, by and between EPG and The Chase Manhattan Bank,
                            as Trustee (including form of subordinated security)
                            (incorporated by reference to Exhibit 4.1 of EPG's
                            Current Report on Form 8-K, File No. 1-2700, filed March
                            17, 1998)
            4.4          -- Second Supplemental Indenture to the Subordinated Debt
                            Securities Indenture, dated as of August 1, 1998, by and
                            between El Paso Energy and The Chase Manhattan Bank, as
                            Trustee (incorporated by reference to Exhibit 4.2 of El
                            Paso Energy's Current Report on Form 8-K, File No.
                            1-14365, filed August 3, 1998)
           *4.5          -- Certificate of Trust of El Paso Energy Capital Trust II
           *4.6          -- Restated Certificate of Trust of El Paso Energy Capital
                            Trust II
           *4.7          -- Declaration of Trust of El Paso Energy Capital Trust II
           *4.8          -- Amendment No. 1 to Declaration of Trust of El Paso Energy
                            Capital Trust II
           *4.9          -- Certificate of Trust of El Paso Energy Trust III
           *4.10         -- Restated Certificate of Trust of El Paso Energy Capital
                            Trust III
           *4.11         -- Declaration of Trust of El Paso Energy Trust III
           *4.12         -- Amendment No. 1 to Declaration of Trust of El Paso Energy
                            Capital Trust III
         ***4.13         -- Trust Convertible Preferred Securities Guarantee
                            Agreement between El Paso Energy and The Chase Manhattan
                            Bank
         ***5.1          -- Opinion of Andrews & Kurth L.L.P. as to the legality of the Common Stock, Preferred Stock, Senior Debt
                            Securities, Subordinated Debt Securities and Trust
                            Guarantees
         ***5.2          -- Opinion of Counsel as to the legality of the Trust
                            Preferred Securities of El Paso Energy Capital Trust II
                            and El Paso Energy Capital Trust III
         ***8.1          -- Opinion of Andrews & Kurth L.L.P. as to certain federal income tax matters
         **12.1          -- Computation of Ratio of Earnings to Fixed Charges and
                            Ratio of Earnings to Combined Fixed Charges and Preferred
                            and Preference Stock Dividend Requirements
         **23.1          -- Consent of PricewaterhouseCoopers LLP
         **23.2          -- Consent of Ernst & Young LLP
         **23.3          -- Consent of KPMG LLP

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
        ***23.4          -- Consent of Andrews & Kurth L.L.P. (Included in Exhibits
                            5.1 and 8.1)
        ***23.5          -- Consent of Delaware counsel (included in Exhibit 5.2)
         **24.1          -- Power of Attorney (included on signature page)
        ***25.4          -- Form T-1 Statement of Eligibility of The Chase Manhattan
                            Bank regarding the Trust Preferred Securities of El Paso
                            Energy Capital Trust II and El Paso Energy Capital Trust
                            III, the Subordinated Debt Securities, the Senior Debt
                            Securities and the Guarantee Agreements with respect to
                            El Paso Energy Capital Trust II and El Paso Energy
                            Capital Trust III

---------------

  * Previously filed.

 ** Filed herewith.

*** To be filed as an exhibit to El Paso Energy's Current Report on Form 8-K in connection with and prior to a specific offering.